EXHIBIT 5.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Municipal Investment Trust Fund,
Insured Series--301, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-13432 of our report dated January 15, 1997, relating to the Statement of Condition of Municipal Investment Trust Fund, Insured Series--301, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, N.Y.
January 15, 1997